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                                                                  EXHIBIT 11.2


                                  PSINET INC.

CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES USED
                          IN CALCULATION  (UNAUDITED)

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
                                                                                SIX MONTHS ENDED
                                                                                  June 30, 1998
                                                                                 --------------

Weighted average shares outstanding:
Common stock:
     Shares outstanding at beginning of period                                       40,477,786

     Weighted average shares issued during the six months ended June 30, 1998
     (10,774,372 shares)                                                              7,375,944
                                                                                  --------------
                                                                                     47,853,730
                                                                                  ==============
Net loss to common shareholders                                                   $ (84,269,000)
                                                                                  ==============

Basic and diluted loss per share                                                  $      (1.76)
                                                                                  ==============

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